NEWS RELEASE
August 17, 2010                         Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                    (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS
SECOND QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended June 30, 2010.  Net revenue was approximately $75.2 million, an increase of 7.6% from the same period in 2009.  Station operating income1 was approximately $28.4 million, a decrease of 5.0% from the same period in 2009. The Company reported operating income of approximately $13.8 million compared to operating income of approximately $18.8 million for the same period in 2009. Net income was approximately $2.0 million or $0.04 per share, compared to net income of approximately $7.2 million or $0.12 per share for the same period in 2009.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “the recovery in radio revenues continued in the second quarter, led by national business, which was up 17.5%. Our overall radio revenue growth of 8.4% was in line with expectations, however as I previously indicated we had upward pressure on the cost base, driven by a combination of contractual increases, such as in PPM fees, severance costs and non-cash compensation expenses. Reach Media made excellent progress with its in-house sales effort during the second quarter, although revenues and EBITDA were both adversely impacted by the lack of guaranteed revenues. Our internet business is growing strongly, with revenues up 48% from the second quarter of 2009, and we continue to believe that our on-line platform will be a major source of revenue and EBITDA growth for the future.

The volatility in the credit markets has made our refinancing much more complex than we could have anticipated when we started the process.  While we have triggered certain defaults under the terms of our credit facility, our business remains viable and we are actively engaged in constructive dialogue with our lenders and bondholders.  Our goal is to solve both for the defaults under the credit facility and for our upcoming debt maturities in a manner that permits the Company to maintain both strategic optionality and operational flexibility.”

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PAGE 2 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
		(as adjusted)2		(as adjusted)2
STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$75,194	$69,874	$134,212	$130,183
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	19,340	18,848	37,925	38,773
Selling, general and administrative, excluding stock-based compensation	27,487	21,173	50,091	44,578
Corporate selling, general and administrative, excluding stock-based compensation	7,764	5,199	15,049	10,332
Stock-based compensation	1,956	596	3,969	1,079
Depreciation and amortization	4,849	5,235	9,570	10,466
Impairment of long-lived assets	-	-	-	48,953
Total operating expenses	61,396	51,051	116,604	154,181
Operating income (loss)	13,798	18,823	17,608	(23,998)
INTEREST INCOME	43	47	67	65
INTEREST EXPENSE	9,703	9,033	18,938	19,812
GAIN ON RETIREMENT OF DEBT	-	-	-	1,221
EQUITY IN INCOME OF AFFILIATED COMPANY	1,139	747	2,048	1,897
OTHER EXPENSE, net	2,406	115	2,883	64
Income (loss) before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	2,871	10,469	(2,098)	(40,691)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	233	1,777	(75)	8,848
Net income (loss) from continuing operations	2,638	8,692	(2,023)	(49,539)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(144)	(412)	(80)	(747)
CONSOLIDATED NET INCOME (LOSS)	2,494	8,280	(2,103)	(50,286)
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	446	1,067	417	1,938
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,048	$7,213	$(2,520)	$(52,224)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$2,192	$7,625	$(2,440)	$(51,477)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(144)	(412)	(80)	(747)
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,048	$7,213	$(2,520)	$(52,224)

Weighted average shares outstanding - basic3	51,054,572	59,421,562	50,942,693	64,920,155
Weighted average shares outstanding - diluted4	54,302,885	60,034,168	50,942,693	64,920,155

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PAGE 3 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
		(as adjusted)2		(as adjusted)2
	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)
PER SHARE DATA - basic and diluted:

Net income (loss) from continuing operations (basic)	$0.04	$0.13	$(0.05)	$(0.79)
Income (loss) from discontinued operations, net of tax (basic)	(0.00)	(0.01)	(0.00)	(0.01)
Consolidated net income (loss) attributable to common stockholders (basic)	$0.04	$0.12	$(0.05)	$(0.80)

Net income (loss) from continuing operations (diluted)	$0.04	$0.13	$(0.05)	$(0.79)
Income (loss) from discontinued operations, net of tax (diluted)	(0.00)	(0.01)	(0.00)	(0.01)
Consolidated net income (loss) attributable to common stockholders (diluted)	$0.04	$0.12	$(0.05)	$(0.80)

SELECTED OTHER DATA
Station operating income 1	$28,367	$29,853	$46,196	$46,832
Station operating income margin (% of net revenue)	37.7%	42.7%	34.4%	36.0%

Station operating income reconciliation:

Consolidated net income (loss) attributable to common stockholders	$2,048	$7,213	$(2,520)	$(52,224)

Add back non-station operating income items included in consolidated net income (loss):
Interest income	(43)	(47)	(67)	(65)
Interest expense	9,703	9,033	18,938	19,812
Provision for (benefit from) income taxes	233	1,777	(75)	8,848
Corporate selling, general and administrative expenses	7,764	5,199	15,049	10,332
Stock-based compensation	1,956	596	3,969	1,079
Gain on retirement of debt	-	-	-	(1,221)
Equity in income of affiliated company	(1,139)	(747)	(2,048)	(1,897)
Other expense, net	2,406	115	2,883	64
Depreciation and amortization	4,849	5,235	9,570	10,466
Noncontrolling interest in income of subsidiaries	446	1,067	417	1,938
Impairment of long-lived assets	-	-	-	48,953
Loss from discontinued operations, net of tax	144	412	80	747
Station operating income	$28,367	$29,853	$46,196	$46,832

Adjusted EBITDA5	$20,603	$24,654	$31,147	$36,500

Adjusted EBITDA reconciliation:

Net income (loss) attributable to common stockholders	$2,048	$7,213	$(2,520)	$(52,224)
Interest income	(43)	(47)	(67)	(65)
Interest expense	9,703	9,033	18,938	19,812
Provision for (benefit from) income taxes	233	1,777	(75)	8,848
Depreciation and amortization	4,849	5,235	9,570	10,466
EBITDA	$16,790	$23,211	$25,846	$(13,163)
Stock-based compensation	1,956	596	3,969	1,079
Gain on retirement of debt	-	-	-	(1,221)
Equity in income of affiliated company	(1,139)	(747)	(2,048)	(1,897)
Other expense, net	2,406	115	2,883	64
Noncontrolling interest in income of subsidiaries	446	1,067	417	1,938
Impairment of long-lived assets	-	-	-	48,953
Loss from discontinued operations, net of tax	144	412	80	747
Adjusted EBITDA	$20,603	$24,654	$31,147	$36,500

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PAGE 4 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Current Amount Outstanding	Applicable Interest Rate (a)
	(in thousands)
SELECTED LEVERAGE AND SWAP DATA:
Senior bank term debt (swap matures June 16, 2012) (a)	$25,000	6.72%
Senior bank revolving debt (subject to variable rates) (b)	329,575	3.33%
8-7/8% senior subordinated notes (fixed rate)	101,510	8.88%
6-3/8% senior subordinated notes (fixed rate)	200,000	6.38%
Note payable (fixed rate)	1,000	7.00%

(a)
A total of $25.0 million is subject to a fixed rate swap agreement that became effective in June 2005. Under our fixed rate swap agreement, we pay a fixed rate plus a spread based on our leverage ratio, as defined in our Credit Agreement. That spread is currently set at 2.25% and is incorporated into the applicable interest rates set forth above.

(b)
Subject to rolling one-month and three-month LIBOR and a 1.00% LIBOR floor, plus a spread currently at 2.25% and the Prime rate plus a spread currently at 1.25%, incorporated into the applicable interest rate set forth above.  This tranche is not covered by a swap agreement described in footnote (a).

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Form 10-K and other filings with the United States Securities and Exchange Commission (the “SEC”).  Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Net revenue increased to approximately $75.2 million for the quarter ended June 30, 2010, from approximately $69.9 million for the same period in 2009, an increase of 7.6%. Improvement in the radio industry continued relative to last year, with the markets that we operate in growing 6.8% for the quarter, and the same for the first half of the year. National revenue continued to lead the recovery in our radio marketplaces for the quarter, with growth of 17.5%, while local revenue decreased 1.2%. On average, our radio clusters underperformed their marketplaces by 240 basis points this quarter, with a slight decline in local revenue and a modest underperformance in national revenue as well. More specifically, our Houston, Atlanta, Dallas, St. Louis and Detroit markets posted strong quarterly growth, while our Cleveland, Washington, DC and Baltimore markets declined. Total core radio revenue (radio stations and syndicated programs excluding Reach Media) grew 8.4% during the quarter, and was positively impacted by the Company’s annual Gospel Cruise event being held in April of 2010 versus in March of 2009. While Reach Media’s revenue declined 5.4% in the quarter, the decline was an improvement from the significant decline experienced during the first quarter of 2010. Reach Media revenues declined following the December 31, 2009 expiration of a sales representation agreement with Citadel Broadcasting Corporation (“Citadel”) whereby a minimum level of revenue was guaranteed over the term of the agreement.  Effective January 1, 2010, Reach Media’s newly established sales organization began selling its inventory on the Tom Joyner Morning Show and under a new commission-based sales representation agreement with Citadel.  Citadel sells certain inventory owned by Reach Media in connection with its 108 radio station affiliate agreements.  We delivered very strong growth from our internet business, including Community Connect LLC (“CCI”), which posted over 48% growth for the quarter.

Operating expenses, excluding depreciation and amortization and stock-based compensation, increased to approximately $54.6 million for the quarter ended June 30, 2010, up 20.7% from the approximately $45.2 million incurred for the comparable quarter in 2009. Most of the spending increase occurred in selling, general and administrative and corporate departments. Specifically, approximately $2.2 million of the increase was associated with expenses being incurred in the second quarter 2010 versus the first quarter 2009 due to a change in the date of the Company’s annual Gospel Cruise to April of 2010 from March of 2009. Other major reasons for the increase were the non-recurrence of vacation expense savings from mandatory office closings and changes to the Company’s vacation plan in 2009, and the accrual of bonuses during 2010. In addition, increased spending occurred as a part of salary expense with the restoration of salaries from the 2009 reduced levels, additional commissions, bonuses and representative fees from higher revenues and additional spending for research, promotional activity and travel and entertainment. Lower music royalties partially offset the normalized and increased spending.

Stock-based compensation increased to approximately $2.0 million for the quarter ended June 30, 2010, compared to $596,000 for the same period in 2009. Increased stock-based compensation expense was due to a long-term incentive plan whereby officers and certain key employees were granted a total of 3,250,000 shares of restricted stock in January of 2010. Stock-based compensation requires measurement of compensation costs for all stock-based awards at fair value on date of grant and recognition of compensation over the service period for awards expected to vest.

Depreciation and amortization expense decreased to approximately $4.8 million compared to approximately $5.2 million for the quarters ended June 30, 2010 and 2009, respectively, a decrease of 7.4%. The decrease is attributable to the completion of amortization for certain CCI intangible assets and the completion of depreciation and amortization for certain assets.

Interest expense increased to approximately $9.7 million for the quarter ended June 30, 2010, from approximately $9.0 million for the same period in 2009, an increase of 7.4%. The increase in interest expense for the three months ended June 30, 2010 was due primarily to higher principal balances and higher interest rates that took effect as a result of entering into the third amendment to our Credit Agreement in March of 2010.

Other expense increased to approximately $2.4 million for the quarter ended June 30, 2010, compared to $115,000 for the comparable quarter in 2009. Increased other expense was principally due to a write off of a pro-rata portion of debt financing and modification costs in connection with the offering of Second-Priority Senior Secured Grid Notes (“Second Lien Notes”).  The majority of the net proceeds from the Second Lien Notes were expected to fund the acquisition of additional equity interests in TV One, LLC (“TV One”).  The subscription offer to holders for the Second Lien Notes ended in July 2010 and the Company made the determination not to further extend this subscription offer.

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PAGE 6 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Equity in income of affiliated company increased to approximately $1.1 million for the quarter ended June 30, 2010, compared to $747,000 for the same period in 2009, an increase of 52.5%. The amounts are attributable primarily to additional net income generated by TV One, LLC for the second quarter of 2010 versus the comparable period in 2009, and inception to date dividend distributions made by TV One. The Company’s share of the net income is driven by TV One’s current capital structure and the Company’s percentage ownership of the equity securities of TV One.

Income tax expense decreased to approximately $233,000 for the quarter ended June 30, 2010, compared to $1.8 million for the same quarter in 2009.  Approximately $640,000 of the decrease is due to reduced pre-tax book income for Reach Media, and approximately $589,000 of the decrease is related to the change in the deferred tax liability (“DTL”) for indefinite-lived intangibles.  The Company continues to maintain a full valuation allowance for entities other than Reach Media for its deferred tax assets (“DTAs”), including the DTA associated with its net operating loss carryforward.  The consolidated effective tax rate for the three months ended June 30, 2010 and 2009 was 8.1% and 17.0%, respectively.

Loss from discontinued operations, net of tax, includes the results of operations for our sold radio stations and Giant Magazine, which ceased publication in December 2009. The loss from discontinued operations, net of tax, for the quarter ended June 30, 2010 of $144,000 resulted from legal and litigation expenses incurred as a result of ongoing legal activity related to certain previously sold stations. Loss from discontinued operations, net of tax, for the comparable quarter in 2009 resulted primarily from operating losses incurred by Giant Magazine. The loss from discontinued operations, net of tax, also includes a tax provision of zero and $4,000 for the three months ended June 30, 2010 and 2009, respectively.

Other pertinent financial information includes capital expenditures of approximately $1.0 million and $1.4 million for the quarters ended June 30, 2010 and 2009, respectively. In addition, as of June 30, 2010, Radio One had total debt (net of cash balances) of approximately $636.0 million.

Certain Defaults and Entry into a Material Definitive Agreement

As of each of June 30, 2010 and July 1, 2010, we were not in compliance with the terms of our senior credit facility (the “Senior Credit Facility”).  More specifically, (i) as of June 30, 2010, we failed to maintain a total leverage ratio of 7.25 to 1.00 and (ii) as of July 1, 2010, as a result of a step down of the total leverage ratio from no greater than 7.25 to 1.00 to no greater than 6.50 to 1.00 effective for the period July 1, 2010 to September 30, 2011, we also failed to maintain the requisite total leverage ratio.  As previously disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2010, on July 15, 2010, the Company and its subsidiaries executed a forbearance agreement (the “Forbearance Agreement”) with Wells Fargo Bank, N.A. (successor by merger to Wachovia Bank, National Association), as administrative agent (the “Agent”), and financial institutions constituting the majority of outstanding loans and commitments (the “Required Lenders”) under our Senior Credit Facility, relating to the above noted existing defaults and events of default.  On August 13, 2010, we entered into an amendment to the Forbearance Agreement (the “Forbearance Agreement Amendment”) that, among other things, extended the termination date of the Forbearance Agreement to September 10, 2010, unless terminated earlier by its terms, and provided additional forbearance related to an anticipated default that may be caused by an opinion of Ernst & Young LLP that may raise substantial doubt about the Company’s ability to continue as a going concern that may be issued in connection with the restatement of our financial statements (see below discussion).  Under the Forbearance Agreement and the Forbearance Agreement Amendment, the Agent and the Required Lenders maintained the right to deliver “payment blockage notices” to the trustees for the holders of the 8 7/8% Senior Subordinated Notes due 2011 (“2011 Notes”) and/or the 6 3/8% Senior Subordinated Notes due 2013 (“2013 Notes”).

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PAGE 7 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Receipt of Payment Blockage Notice

On August 5, 2010, the Agent delivered a payment blockage notice to The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the indenture (the “Indenture”) governing our 2013 Notes.  Under the terms of the Indenture, neither the Company nor any of its guaranteeing subsidiaries may make any payment or distribution of any kind or character in respect of obligations under the 2013 Notes, including, without limitation, the interest payment to the noteholders scheduled for August 15, 2010.  The Indenture permits a 30-day grace period for the nonpayment of interest before such nonpayment constitutes an event of default, in which case the Trustee or holders of at least 25% in principal amount of the then outstanding 2013 Notes may declare the principal amount, and accrued and unpaid interest on all outstanding 2013 Notes to be due and payable immediately.

The lenders under the Senior Credit Facility have not accelerated the indebtedness thereunder and the Company continues to actively pursue various financing alternatives with its lenders and the members of an ad hoc group of the holders of its 2011 Notes and 2013 Notes.

Financial Statements Restatement

Today, we also filed a Notification of Late Filing on Form 12b-25 with respect to our Quarterly Report on Form 10-Q for the period ended June 30, 2010.  As previously described in our Current Report on Form 8-K filed July 28, 2010, the Company is in the process of restating its consolidated financial statements for the years ended December 31, 2009, 2008 and 2007 (the “Annual Restatement Periods”) and for each quarterly financial reporting period from January 1, 2009 through March 31, 2010 (the “Quarterly Restatement Periods”).  The restatement is solely the result of an error of measurement and classification of a noncontrolling interest in Reach Media, Inc. as presented on the consolidated balance sheet and on the consolidated statement of changes in stockholders’ equity. The effects of this error overstated consolidated stockholders’ equity and understated mezzanine equity at the end of each reporting period by equal amounts. The adjustment did not affect any previously reported financial results in our consolidated statements of operations or consolidated statements of cash flows, and, hence, will not affect previously reported net income or earnings per share. The Company is working diligently to complete the restatement and its consolidated financial statements for the Annual Restatement Periods and for the Quarterly Restatement Periods.  However, the Company was unable to complete this process and file its Form 10-Q for the quarter ended June 30, 2010 on or before the prescribed due date of August 16, 2010.   The Company anticipates filing the Form 10-Q for the period ending June 30, 2010 by the extended deadline of August 23, 2010 (the five day extension would fall on Saturday August 21, 2010, a day on which the SEC  is closed, thus, the extended deadline becomes August 23, 2010, the next business day that the SEC is open).

Supplemental Financial Information:

For comparative purposes, the following more detailed and unaudited statements of operations for the three and six months ended June 30, 2010 and 2009 are included.  These detailed, unaudited and adjusted statements of operations include certain reclassifications associated with accounting for discontinued operations.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

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PAGE 8 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2010
	(in thousands, unaudited)

					Corporate/
			Reach		Eliminations/
	Consolidated	Radio One	Media	Internet	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$75,194	$62,390	$10,418	$4,469	$(2,083)
OPERATING EXPENSES:
Programming and technical	19,340	13,482	5,038	2,421	(1,601)
Selling, general and administrative	27,487	22,375	1,988	4,037	(913)
Corporate selling, general and administrative	7,764	-	1,762	-	6,002
Stock-based compensation	1,956	222	-	58	1,676
Depreciation and amortization	4,849	2,117	1,091	1,360	281
Total operating expenses	61,396	38,196	9,879	7,876	5,445
Operating income (loss)	13,798	24,194	539	(3,407)	(7,528)
INTEREST INCOME	43	-	12	-	31
INTEREST EXPENSE	9,703	-	17	-	9,686
EQUITY IN INCOME OF AFFILIATED COMPANY	1,139	-	-	-	1,139
OTHER EXPENSE (INCOME), net	2,406	(1)	-	(3)	2,410
Income (loss) before provision for income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	2,871	24,195	534	(3,404)	(18,454)
PROVISION FOR INCOME TAXES	233	33	200	-	-
Net income (loss) from continuing operations	2,638	24,162	334	(3,404)	(18,454)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(144)	(140)	-	(4)	-
CONSOLIDATED NET INCOME (LOSS)	2,494	24,022	334	(3,408)	(18,454)
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	446	-	-	-	446
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,048	$24,022	$334	$(3,408)	$(18,900)

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PAGE 9 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2009
	(in thousands, unaudited, as adjusted2)

					Corporate/
			Reach		Eliminations/
	Consolidated	Radio One	Media	Internet	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$69,874	$57,467	$11,011	$3,016	$(1,620)
OPERATING EXPENSES:
Programming and technical	18,848	13,065	4,516	2,225	(958)
Selling, general and administrative	21,173	17,493	1,351	3,289	(960)
Corporate selling, general and administrative	5,199	-	1,677	-	3,522
Stock-based compensation	596	187	-	-	409
Depreciation and amortization	5,235	2,348	981	1,601	305
Total operating expenses	51,051	33,093	8,525	7,115	2,318
Operating income (loss)	18,823	24,374	2,486	(4,099)	(3,938)
INTEREST INCOME	47	-	12	-	35
INTEREST EXPENSE	9,033	-	1	1	9,031
EQUITY IN INCOME OF AFFILIATED COMPANY	747	-	-	-	747
OTHER EXPENSE, net	115	110	-	5	-
Income (loss) before provision for income taxes, noncontrolling interest in income of subsidiaries and (loss) income from discontinued operations	10,469	24,264	2,497	(4,105)	(12,187)
PROVISION FOR INCOME TAXES	1,777	899	878	-	-
Net income (loss) from continuing operations	8,692	23,365	1,619	(4,105)	(12,187)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(412)	(86)	-	(462)	136
CONSOLIDATED NET INCOME (LOSS)	8,280	23,279	1,619	(4,567)	(12,051)
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	1,067	-	-	-	1,067
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$7,213	$23,279	$1,619	$(4,567)	$(13,118)

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PAGE 10 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2010
	(in thousands, unaudited)

					Corporate/
			Reach		Eliminations/
	Consolidated	Radio One	Media	Internet	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$134,212	$111,609	$18,432	$7,948	$(3,777)
OPERATING EXPENSES:
Programming and technical	37,925	26,176	10,030	4,786	(3,067)
Selling, general and administrative	50,091	41,192	3,249	7,240	(1,590)
Corporate selling, general and administrative	15,049	-	3,514	-	11,535
Stock-based compensation	3,969	570	-	112	3,287
Depreciation and amortization	9,570	4,288	2,071	2,631	580
Total operating expenses	116,604	72,226	18,864	14,769	10,745
Operating income (loss)	17,608	39,383	(432)	(6,821)	(14,522)
INTEREST INCOME	67	-	35	-	32
INTEREST EXPENSE	18,938	-	37	-	18,901
EQUITY IN INCOME OF AFFILIATED COMPANY	2,048	-	-	-	2,048
OTHER EXPENSE (INCOME), net	2,883	(231)	-	112	3,002
(Loss) income before (benefit from) provision for income taxes, noncontrolling interest in income of subsidiaries and (loss) income from discontinued operations	(2,098)	39,614	(434)	(6,933)	(34,345)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(75)	66	(141)	-	-
Net (loss) income from continuing operations	(2,023)	39,548	(293)	(6,933)	(34,345)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(80)	(321)	-	241	-
CONSOLIDATED NET (LOSS) INCOME	(2,103)	39,227	(293)	(6,692)	(34,345)
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	417	-	-	-	417
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,520)	$39,227	$(293)	$(6,692)	$(34,762)

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PAGE 11 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2009
	(in thousands, unaudited, as adjusted2)

					Corporate/
			Reach		Eliminations/
	Consolidated	Radio One	Media	Internet	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$130,183	$104,809	$21,503	$6,478	$(2,607)
OPERATING EXPENSES:
Programming and technical	38,773	26,576	9,378	4,742	(1,923)
Selling, general and administrative	44,578	37,040	2,311	6,599	(1,372)
Corporate selling, general and administrative	10,332	-	3,522	-	6,810
Stock-based compensation	1,079	313	-	-	766
Depreciation and amortization	10,466	4,737	1,962	3,169	598
Impairment of long-lived assets	48,953	48,953	-	-	-
Total operating expenses	154,181	117,619	17,173	14,510	4,879
Operating (loss) income	(23,998)	(12,810)	4,330	(8,032)	(7,486)
INTEREST INCOME	65	-	22	-	43
INTEREST EXPENSE	19,812	-	1	3	19,808
GAIN ON RETIREMENT OF DEBT	1,221	-	-	-	1,221
EQUITY IN INCOME OF AFFILIATED COMPANY	1,897	-	-	-	1,897
OTHER EXPENSE (INCOME), net	64	109	-	(71)	26
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and (loss) income from discontinued operations	(40,691)	(12,919)	4,351	(7,964)	(24,159)
PROVISION FOR INCOME TAXES	8,848	7,314	1,534	-	-
Net (loss) income from continuing operations	(49,539)	(20,233)	2,817	(7,964)	(24,159)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(747)	160	-	(1,033)	126
CONSOLIDATED NET (LOSS) INCOME	(50,286)	(20,073)	2,817	(8,997)	(24,033)
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	1,938	-	-	-	1,938
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(52,224)	$(20,073)	$2,817	$(8,997)	$(25,971)

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PAGE 12 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

The Company announced during its 2009 fourth quarter conference call that it would continue to hold only an annual conference call as opposed to quarterly conference calls for the fiscal year 2010.  Thus, no conference call is scheduled for discussion of the second quarter results.

Radio One, Inc. (www.radio-one.com) is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning 53 broadcast stations located in 16 urban markets in the United States. As a part of its core broadcasting business, Radio One operates syndicated programming including the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, CoCo Brother Live, CoCo Brother's "Spirit" program, Bishop T.D. Jakes’ “Empowering Moments”, the Reverend Al Sharpton Show, and the Warren Ballentine Show. The Company also owns a controlling interest in Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Beyond its core radio broadcasting business, Radio One owns Interactive One (www.interactiveone.com), an online platform serving the African-American community through social content, news, information, and entertainment, which operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful, Community Connect Inc. (www.communityconnect.com), an online social networking company, which operates a number of branded websites, including BlackPlanet, MiGente, and Asian Avenue and an interest in TV One, LLC (www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in income of affiliated company, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense,  gain on retirement of debt, (income) loss  from discontinued operations, net of tax, and interest income. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless we believe station operating income is often a useful measure of a broadcasting company’s operating performance and is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our physical plant, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Station operating income is frequently used as one of the bases for comparing businesses in our industry, although our measure of station operating income may not be comparable to similarly titled measures of other companies. Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net loss to station operating income has been provided in this release.

2           Certain reclassifications associated with accounting for discontinued operations have been made to prior period balances to conform to the current presentation. These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts. Where applicable, these financial statements have been identified as “as adjusted.”

3           For the three months ended June 30, 2010 and 2009, Radio One had 51,054,572 and 59,421,562 shares of common stock outstanding on a weighted average basis (basic), and 54,302,885 and 60,034,168 shares of common stock outstanding on a weighted average basis (fully diluted) for outstanding stock options, respectively.

4           For the six months ended June 30, 2010 and 2009, Radio One had 50,942,693 and 64,920,155 shares of common stock outstanding on a weighted average basis, both basic and fully diluted for outstanding stock options, respectively.

5           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense,  equity in income of affiliated company, noncontrolling interest in income (loss) of subsidiaries, impairment of long-lived assets, stock-based compensation, other (income) expense, (income) loss from discontinued operations, net of tax, less (2) interest income and gain on retirement of debt. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our physical plant, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net loss to EBITDA and Adjusted EBITDA has been provided in this release.